Exhibit 10.7

AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement dated as of July 19, 2007 (“Amendment”), is made by and among Viking Systems, Inc., a Delaware corporation (the “Company”) and the purchasers (the “Original Purchasers”) listed on the signature pages to the Registration Rights Agreement dated as of February 23, 2007 as amended hereby and as may be further amended (the “Rights Agreement”).

Recitals

Whereas, on February 23, 2007, the Company and the Original Purchasers entered into the Rights Agreement. In connection therewith, the Original Purchasers purchased certain 8% Secured Convertible Debentures due February 23, 2009 (the “Original Debentures”) from the Company and received certain registration rights with respect to the Original Debentures and certain securities of the Company issued in connection therewith.

Whereas, the Company desires to sell additional 8% Secured Convertible Debentures due February 23, 2009 (the “New Debentures”) to certain investors (each a “New Purchaser” and collectively, the “New Purchasers”) and the Original Purchasers and the Company desire to amend the Rights Agreement to allow the Company to add the New Purchasers as Purchasers and Holders under the Rights Agreement and to include the Company’s Common Stock issuable upon conversion of the New Debentures and certain other securities of the Company issued in connection therewith as Registrable Securities.

Agreement

Now, Therefore, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and in reliance on the recitals set forth above, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. The following definitions are hereby added to the Rights Agreement under Section 1 “Definitions”:

“Debentures” means, the 8% Secured Convertible Debentures due, subject to the terms therein, on February 23, 2009, issued by the Company to the Purchasers under that certain Securities Purchase Agreement dated February 23, 2007, as may be amended from time to time (the “Original Purchase Agreement”) and that certain Securities Purchase Agreement dated on or about July 31, 2007, as may be amended from time to time (the “New Purchase Agreement” and collectively, the “Financing SPAs”), each entered into between the Company and the purchasers signatory thereto.

“Warrants” means collectively the Common Stock purchase warrants issued to the Purchasers pursuant to the Financing SPAs, each of which shall be exercisable immediately and each of which is in the form attached to its respective Financing SPA.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

2. The following paragraph is hereby added as Section 6(p) to the Rights Agreement:

“(p) If at any time subsequent to the date hereof, the Company sells Debentures to additional purchasers, then, notwithstanding anything else in this Agreement to the contrary, this Agreement may be amended, without the consent of any party hereto, to add such additional purchasers (the “New Purchasers”) as Purchasers and Holders. Each such New Purchaser shall execute a counterpart signature page to this Agreement. Upon execution of such counterpart signature page, the Debentures purchased by such New Purchaser shall be considered “Debentures” for all purposes under this Agreement, ranking equally in all respects to all other Debentures, and such New Purchaser shall be deemed to be a “Purchaser” and a “Holder” for all purposes under this Agreement, with all the rights and obligations of a Purchaser and a Holder hereunder, on a pari-passu basis with each other Purchaser and Holder, in each case as if such New Purchaser had purchased such Debentures concurrently with each other Purchaser and such New Purchaser were an original signatory hereto.”

3. Except as specifically amended by this Amendment, the terms and conditions of the Rights Agreement shall remain unchanged and in full force and effect. This Amendment shall become effective when executed and delivered by the Company and the Original Purchasers. This Amendment does not constitute a waiver of any rights that the Original Purchasers have to approve any offering of securities. This Amendment shall not be effective as to any New Debentures or New Purchasers unless the Original Purchasers shall have consented in writing to the terms and conditions of such offering at the time any such offering is made.

4. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and the parties hereto agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party hereto may use such facsimile signatures as evidence of the execution and delivery of this Amendment by all parties hereto to the same extent that an original signature could be used.

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In Witness Whereof, each of the parties hereto has caused this Amendment No. 1 to Registration Rights Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

Address Of Grantor: 4350 La Jolla Village Drive Suite 900 San Diego, California 92122	Viking Systems, Inc., a Delaware corporation By: ________________________ Name: Title:

[Signatures Continue on Following Page]

[Company Signature to Amendment No. 1 to Registration Rights Agreement]

Original Purchaser:

Name of Entity: ______________________________________

Signature of Authorized Signatory of Entity: ________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

[Purchaser Signature to Amendment No. 1 to Registration Rights Agreement]

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